 Exhibit 99.1

European Wax Center, Inc. Announces Closing of Initial Public Offering

PLANO, TX – August 9, 2021 – European Wax Center (“EWC” or the “Company”) today announced the closing of its previously announced initial public offering of 10,600,000 shares of its Class A common stock, including 1,684,794 shares of its Class A common stock sold by certain existing stockholders, at a price to the public of $17.00 per share. The shares began trading on the Nasdaq Global Select Market on August 5, 2021 under the ticker symbol “EWCZ.”

EWC sold 8,915,206 shares of its Class A common stock and received gross proceeds of approximately $151.6 million from the offering.

Morgan Stanley, BofA Securities, and Jefferies served as joint lead book-running managers and as representatives of the underwriters for the offering. Citigroup, Guggenheim Securities, Truist Securities and Baird served as bookrunners for the offering. Telsey Advisory Group, Academy Securities, Penserra Securities LLC and R. Seelaus & Co., LLC served as co-managers for the offering.

A registration statement relating to this offering was declared effective by the Securities and Exchange Commission on August 4, 2021. This offering was made only by means of a prospectus, copies of which may be obtained from any of the following sources: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, 10014; BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28555, Attention: Prospectus Department or by email at dg.prospectus_requests@bofa.com; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, New York 10022, by telephone at (877) 821-7388 or by email at prospectus_department@jefferies.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward Looking Statements

This press release includes "forward looking information," including with respect to the initial public offering. These statements are made through the use of words or phrases such as “will”, “intend” or "expect" and similar words and expressions of the future. Forward-looking statements involve known and unknown risks, uncertainties and assumptions, including the risks outlined under "Risk Factors" in the preliminary prospectus and elsewhere in the Company's filings with the SEC, which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as required by law.

About European Wax Center, Inc.

European Wax Center, Inc. is a leading personal care franchise brand founded in 2004. They offer expert wax services from certified Wax Specialists, ensuring that every guest who walks through the door leaves feeling confident—in European Wax Center and themselves. European Wax Center provides guests with a first class, professional waxing experience by the most highly trained estheticians in the industry, within the privacy of clean, individual waxing suites. They’re so certain everyone will love the European Wax Center experience, European Wax Center offers a free complimentary wax to each new guest. European Wax Center continues to revolutionize the waxing category with their innovative, signature Comfort Wax™. This proprietary blend is formulated with the highest quality ingredients to leave skin feeling smooth and make waxing an efficient and relatively painless experience. To help enhance and extend waxing services after leaving the center, European Wax Center offers a full collection of proprietary products in the skincare, body, and brow categories. European Wax Center is a leading wax specialty personal care brand in the United States, and its network now includes 808 centers nationwide.

Contacts

Carleigh Roesler
Edelman for European Wax Center
Carleigh.roesler@edelman.com
952.221.2803